UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2009
Columbus Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-33467	20-533217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 58th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 418-9600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 10, 2009, Columbus Acquisition Corp. (the “Company”) received notification from NYSE Alternext US LLC (the “Exchange”) that Columbus did not hold an annual meeting of stockholders during 2008 in accordance with Section 704 of the NYSE Alternext US LLC Company Guide (“Section 704”). The Exchange has requested the Company to submit a plan of compliance by March 10, 2009 (the “Plan”) in order for the Company to be in compliance with Section 704 by August 11, 2009. The Company intends to submit a Plan advising the Exchange that the upcoming meeting of stockholders to vote on the proposed acquisition of Integrated Drilling Equipment Company will also serve as the Company’s annual meeting of stockholders, at which a class of directors of the Company will be subject to election. If this Plan is accepted by the Exchange, the Company expects that it will be able to continue its listing on the Exchange.
Item 8.01. Other Events.
     On February 17, 2009, the Company issued a press release announcing the receipt of the NYSE Alternext US LLC letter. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Columbus Acquisition Corp., dated February 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS ACQUISITION CORP.
Date: February 17, 2009	By:	/s/ Andrew Intrater
		Name:	Andrew Intrater
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Columbus Acquisition Corp., dated February 17, 2009.